Exhibit 10.41

                              CONSULTANCY AGREEMENT

         This Agreement is made this 1st day of January, 2005 (the "Agreement") between

(1)      Reuadnal Limited, of  4 Queensdale Road London W11 4QD ( "Reuadnal")

(2) David Landauer of Park Cottage Bepton West Sussex GU29 OJB (the "Consultant") and

(3)      Avenue Group, Inc., a Delaware corporation (the "Company")

                                     WHEREAS

         A. Reuadnal is engaged in business including that of providing business and financial consulting services. The Consultant is an employee of Reuadnal.

         B. The Company desires to engage Reuadnal and through it the Consultant on a non-exclusive basis to render consulting services to the Company.

         C. Reuadnal agrees to be engaged and retained by the Company, and to provide the services of the Consultant, upon the terms and conditions set forth herein.

                             IT IS AGREED AS FOLLOWS

         2. Engagement: The Company hereby engages Reuadnal and Reuadnal hereby accepts the engagement to provide the business and financial services of the Consultant to the Company, to render advice, consultation, information and services to the Company and its officers and directors regarding general financial and business matters (the "Services"), including, but not limited to:

            (a) assisting the Company in advancing its strategic plan relative to the identification of, and communication with, corporate finance joint venture partners relating to the Company's overall business plan;

            (b) identifying and/or introducing potential investors

         It is understood and agreed by the parties hereto that:

            (i) the sole function of the Consultant will be to bring potential investors and the Company together; and

            (ii) neither Reuadnal or the Consultant will engage in, nor shall the Consultant be responsible to render any advice or participate in, any further corporate activities after the making of such introductions relative to such Services

         3. Compliance: The Consultant hereby undertakes to perform its Services under this Agreement in a manner consistent with the instructions of the Company, and the Consultant shall:

            (a) Introduce only persons whom the Consultant reasonably believes are "accredited investors";

            (b) Introduce only persons with whom the Consultant has a prior relationship; and

            (c) Not solicit potential investors by means of general solicitation or general advertising.

         4. Acting as Finder Only and Indemnity: It is understood that Reuadnal and/or the Consultant is acting as a finder only, is not a licensed securities broker or dealer, and shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of the Offering or to hold any funds or securities in connection with the Offering or to perform any act which would require the Consultant to become licensed as a securities broker or dealer.

         5. Reports to the Company. During the Term of this Agreement, Reuadnal and the Consultant agree to use reasonable endeavours to keep the Company informed at the Company's reasonable request for information about the Consultant's activities in discharge of his duties hereunder.

         6. No Power to Bind. Neither Reuadnal nor the Consultant shall have power to bind the Company to any contract or obligation or to transact any business in the Company's name or on behalf of the Company in any manner and the Company shall have no right to compel Reuadnal or the Consultant to undertake any particular tasks in the performance of this Agreement.

         7. No Offer to Sell to be Made. Neither Reuadnal or the Consultant will in any manner offer or sell any of the Company's securities, including its $.0002 par value common stock (the "Common Stock"), or recommend that such persons invest in the Company, nor discuss with such persons the terms of any offering of the Company's securities or any other basis upon which such persons might negotiate with the Company; Furthermore, in the performance of their Services hereunder Reuadnal and the Consultant agree not to offer or sell any securities of the Company, to any United States citizen or resident, or engage in any other capital raising activities in the United States, unless such offers, sales, and/or capital raising activities are conducted through a U.S. licensed broker/dealer and are first approved in writing by the Company and then only if it is in full compliance with the requirements of applicable U.S. federal and state securities laws.

         8. Term. The term of this Agreement shall commence as of the date hereof and continue until September 20, 2005 (the "Term")

         9. Fees: As consideration for this Agreement the Company agrees to pay Reuadnal a non-refundable consulting fee of US$80,000 (the "Consultancy Fee") of which US$35,000 is payable on the signing of this Agreement and the balance of US$45,000 is payable at the rate of US$5,000 payable on each monthly anniversary date of this Agreement during the Term hereof commencing on January 14, 2005 by wire transfer to the Reuadnal's bank account without deductions or withholdings, time to be of the essence for the purposes of payment. The Company may, at it's own election, pay the balance of any sum then remaining due, at any time.

         10. Exclusivity; Performance; Confidentiality. The services of Reuadnal/Consultant hereunder shall not be exclusive, and they may perform similar or different services for other persons or entities whether or not they are competitors of Company. Reuadnal and the Consultant make no representations of any kind or nature as to whether, or not, their services to Company will be helpful to the Company, or successful in the eyes of the Company, and shall only be required to expend such time as they deem necessary or appropriate to perform the Services hereunder. In addition, Company's engagement of Reuadnal/Consultant is on a non-exclusive basis and Company may engage one or more other consultants during the Term hereof to perform similar or comparable services to those being rendered by the Consultant pursuant to this Agreement.

         Reuadnal and the Consultant acknowledge and agree that in the course of his duties they may obtain confidential and valuable non-public or proprietary information regarding or pertaining to the Company during the Term hereof (the "Confidential Information"). Reuadnal and Consultant agree not to, directly or indirectly, disclose, without the prior written consent of the Company, such Confidential Information to any other party except as necessary in the discharge of the Services. Confidential Information shall cease being deemed Confidential Information once it is disclosed or is otherwise known to the public generally, unless it is only in the public domain by reason of the Consultant's breach of this sub-clause. All such Confidential Information which has been provided to Consultant or its representatives which is in writing shall be clearly and conspicuously marked with the word "Confidential."

         11. Independent Contractor: It is agreed that the Consultant is not engaged in any employment relationship with the Company, but is employed by Reuadnal. He shall complete the Services required hereunder according to his own means and methods of work, and he shall not be subject to the control or supervision of the Company, except as to the results of the work and as otherwise expressly provided herein. The Company acknowledges that nothing in this Agreement shall be construed to require Reuadnal or the Consultant to provide any particular services, including the Services, to the Company at any specific time, or in any specific place or manner, unless otherwise mutually agreed. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes, penalties, or interest charges whatsoever, and shall be paid gross.

         12. Representations of Consultant and Company. Neither Reuadnal or the Consultant are registered as a "broker/dealer" under the Securities Exchange Act of 1934, as amended, nor does Company believe such registration is required in order for Company to engage the services of the Consultant through Reuadnal. As to matters within his control, the Company represents and warrant to Reuadnal and the Consultant that:

             (a) payment of the Consulting Fee in this Agreement will be in full compliance with all applicable state and Federal securities laws; and

             (b) the performance of the Services by Reuadnal and the Consultant shall not violate any provision of law (including, without limitation state and Federal securities laws).

         13. Expenses. Reuadnal and the Consultant shall be responsible for all of their own expenses in connection with the performance of the Services, unless otherwise agreed to or approved by the Company in writing and transmitted to Consultant on paper, in electronic mail, by Telefax, or other document transmittal. Notwithstanding the above, the Company shall reimburse Reuadnal for any expenses up to an amount of US$300 incurred by Reuadnal provided that the Company, in its discretion, agrees to do so and provides Reuadnal with written authorization prior to incurring such expenses.

         14. Notices. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested or Federal Express (or similar courier) at the following addresses (or such other addresses designated by proper notice):

               To the Company:  Levi Mochkin
                                         President and CEO
                                         Avenue Group, Inc.
                                         17547 Ventura Blvd.
                                         Suite 305
                                         Encino, CA 91316
                                         Facsimile: 1818 301 2708

               With a copy to:  Barry L. Burten, a Professional Corporation
                                         Jeffer, Mangels, Butler & Marmaro, LLP
                                         1900 Avenue of the Stars, 7th Floor
                                         Los Angeles, CA 90067
                                         Facsimile: (310) 712-3359

               Or as the case may be

               To Reuadnal and/or
               the Consultant:   Mr. David Landauer
                                         c/o Reuadnal Limited
                                         4 Queensdale Road
                                         London W114QD
                                         England
                                         Facsimile: 01730 812731

         15. Jurisdiction and Governing Law. By excluding any other place of feasible jurisdiction, the place of legal jurisdiction with respect to the terms and conditions of this Agreement, the interpretation thereof or any dispute with respect hereto, is agreed to be the law of the State of California. Furthermore, the parties agree that any dispute between the parties arising out of or relating to this Agreement shall be governed by the substantive laws of the State of California.

         16. Severability. If any term, condition or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         17. Assignment. The rights granted hereunder to Reuadnal and/or the Consultant and the Services to be provided are personal in nature between Reuadnal and/or the Consultant and the Company and cannot be assigned without the written agreement of all parties Any purported transfer of any such rights not specifically authorized pursuant to this Agreement shall be void and shall also constitute a breach of this Agreement.

         18. Release:

            (a) Released Matters. As of the date hereof, Reuadnal and the Consultant on the one hand and the Company on the other hand hereby release and absolutely and forever discharge one another and their respective agents, attorneys representatives, assigns, transferees, predecessors in interest, successors in interest, affiliates, subsidiaries, joint venturers, partners, and its employees, officers, directors, heirs, legatees, executors, administrators, and servants (all of which for convenience are hereinafter referred to as "Released Parties"), and absolutely and forever discharge them from, and shall indemnify and hold the respective Parties' Released Parties harmless from and against, any and all rights, claims, demands, damages, debts, liabilities, accounts, obligations, reckonings, liens, attorney's fees, costs, expenses, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, based upon statute, common law or otherwise, which Readnal/Consultant on the one hand and the Company on the other hand has, own or hold, or at any time heretofore ever had, owned or held, or may hereafter have, own or hold based upon or related to any fact, thing, act, event, happening, inaction or omission occurring or existing at any time up to and including the date hereof, including but not limited to claims of the Consultant arising out of or relating to:

                (i) the Company; or

                (ii) any compensation or benefit of any nature whatsoever which may be due Consultant or which may become due Consultant as a result any services rendered by Consultant to or on behalf of the Company prior to the date hereof, or

                (iii) any claims arising out of or relating to any prior contract, agreement or understanding with the Company, including any claims relating to or arising out of relating to a proported November 7, 2003 agreement between the Company and Consultant

                PROVIDED THAT nothing in this Section is intended to affect

                (iv) any parties rights deriving from this Agreement, or

                (v) all and any rights of the Consultant deriving from his shareholding in, and as a shareholder in, the Company

                All matters release pursuant to this Section 19, hereinaftrer referred to as the "Released Matters."

            (b) No Admissions. Neither this Agreement nor anything contained herein shall be admissible in any proceeding as evidence of or an admission by any Party of any wrongdoing, liability or violation of any law or regulation within the jurisdictoin of England and Wales or of the state of California. This Agreement may be introduced into a legal proceeding solely for the purpose of enforcing this Agreement and the provisions hereof.

            (c) Covenant Not to Sue, No Prior Assignment. the Company and the Consultant represents and warrants that neither of them have heretofore assigned or transferred to any person or entity any rights he has or matter released herein, including but not limited to Consultant's rights and interests in and to compensation or expense reimbursement. The Parties further agree that as of the date hereof the effectiveness of Releases with respect to the Released matters in this clause above shall become irrevocable. The Parties hereby covenant and agree that they will forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the other arising out of, or in connection with any of the matters released in this Agreement.

         19. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations with respect to the subject matter hereof. This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement. This Agreement may be executed via facsimile, which signatures shall be deemed legal and binding as an original signature hereto.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

                                            "Consultant"
                                            DAVID LANDAUER

                                            Signature: /s/ David Landauer
                                                       ------------------
                                            "REUADNAL"

                                            Signature /s/ David Landauer
                                                      ------------------

                                            "Company"

                                            AVENUE GROUP, INC.

                                            Signature: /s/ Levi Mochkin
                                                       ----------------
                                            Name:    Levi Mochkin
                                            Title:   President and CEO